Exhibit 21

SUBSIDIARIES OF LIZ CLAIBORNE, INC.

0745557 B.C. LTD	Canada
C & C California, Inc.	California
Claiborne Limited	Hong Kong
Cleo Acquisition	Delaware
DB Newco Corp.	Delaware
Enyce, L.L.C.	Delaware
Enyce Holding LLC	Delaware
Juicy Couture, Inc.	California
L.C. Augusta, Inc.	Delaware
L.C. Caribbean Holdings, Inc.	Delaware
L.C. Libra, LLC	Delaware
L.C. Licensing, Inc.	Delaware
L.C. Service Company, Inc.	Delaware
L.C. Special Markets, Inc.	Delaware
L.C.K.C., LLC	Delaware
LCI Acquisition U.S., Inc.	Delaware
LCI Holdings, Inc.	Delaware
LCI Investments, Inc.	Delaware
LCI Laundry, Inc.	Delaware
Liz Claiborne 1 B.V.	Netherlands
Liz Claiborne 2 B.V.	Netherlands
Liz Claiborne 3 B.V.	Netherlands
Liz Claiborne Accessories, Inc.	Delaware
Liz Claiborne Accessories-Sales, Inc.	Delaware
Liz Claiborne B.V.	Netherlands
Liz Claiborne Canada Inc.	Canada
Liz Claiborne Colombia, Ltda.	Colombia
Liz Claiborne Cosmetics, Inc.	Delaware
Liz Claiborne De El Salvador, S.A., de C.V.	El Salvador
Liz Claiborne de Mexico, S.A. de C.V.	Mexico
Liz Claiborne do Brasil Industria E Comercio Ltda.	Brazil
Liz Claiborne Europe	U.K.
Liz Claiborne Export, Inc.	Delaware
Liz Claiborne Foreign Holdings, Inc.	Delaware
Liz Claiborne Foreign Sales Corporation	US Virgin Islands
Liz Claiborne GmbH	Germany
Liz Claiborne International Limited	Hong Kong
Liz Claiborne (Israel) Ltd.	Israel
Liz Claiborne Japan, Inc.	Delaware
Liz Claiborne (Malaysia) SDN.BHD	Malaysia
Liz Claiborne Operations (Israel) 1993 Limited	Israel
Liz Claiborne Puerto Rico, Inc.	Delaware
Liz Claiborne Sales, Inc.	Delaware
Liz Claiborne, S.A.	Costa Rica
Liz Claiborne Servicios de Mexico, S.A. de C.V.	Mexico
Liz Claiborne Shoes, Inc.	Delaware
Lucky Brand Dungarees, Inc.	Delaware
Lucky Brand Dungarees Stores, Inc.	Delaware
Mexx Europe Holding 1 B.V.	Netherlands
Mexx Europe International B.V.	Netherlands
Mexx Holding International B.V.	Netherlands
Mexx Holdings 1 B.V.	Netherlands
Monet International, Inc.	Delaware
Monet Puerto Rico, Inc.	Delaware
Segrets, Inc.	Delaware
Skylark Sport Marketing Corporation	California
Textiles Liz Claiborne Guatemala, S.A.	Guatemala
Westcoast Contempo Bellevue, LLC	Washington
Westcoast Contempo Fashions Limited	Canada
Westcoast Contempo Promenade, Inc.	Washington
Westcoast Contempo Retail, Inc.	Washington
Westcoast Contempo USA, Inc.	Washington